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                                                                    EXHIBIT 10.5

STATE OF GEORGIA
COUNTY OF GWINNETT

                          COMMERCIAL LEASE AGREEMENT
                          --------------------------

This Lease is made and entered into this 1st day of April, 1999 by and between KINGS BROTHERS, LLC, a Georgia limited liability corporation, located at 4350 Peachtree Industrial Boulevard, Norcross, Georgia 30091, hereinafter referred to as "LESSOR" and COLOR IMAGE, INC., a Georgia corporation, with it's principal office at 4350 Peachtree Industrial Boulevard, Norcross, Georgia 30091, hereinafter referred to as "LESSEE".

                                  WITNESSETH

That for and in consideration of communal covenants and agreements hereinafter set forth, the parties hereto automatically agree as follows:

1. DESCRIPTION OF PREMISES. The Lessor hereby leases to Lessee and Lessee does hereby lease from Lessor the Premises for the term and upon the conditions hereinafter provided, said property being 120,000 square feet located at 4350 Peachtree Industrial Boulevard, Norcross, Gwinnett County, Georgia 30091, a description of which is attached hereto as Exhibit "A".

2. USE OF PREMISES. The premises shall be used for the manufacture of toner and other related businesses and for no other purpose. The premises shall not be used for any illegal purpose nor in any manner to create any nuisance or trespass but shall be authorized to hold a business license from Gwinnett County.

Lessee shall not use the premises in any manner that will include risks not covered by insurance on the premises and result in any increases in the rate of insurance or cancellation of any insurance policy, even if such use may be in furtherance of Lessee's business purpose. Lessee shall not not keep, use or sell anything prohibited by Lessee's policy of fire or hazard insurance covering the premises. Lessee shall comply with all requirements of the insurer's application on the premises necessary to keep in force the fire, hazard and liability insurance.

Lessee agrees that he will operate the business in a business like and commercially prudent manner, pursuing his business interest vigorously and in such a manner as will reflect positively upon the premises and other property of the Lessor immediately adjacent to the leased premises.

3.  TERM & RENTAL.

The term of this lease shall be for a period of ten (10) years commencing on April 1, 1999 and ending at midnight on March 31, 2009.
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a) Lessee shall pay to Lessor the sum of TWENTY FIVE THOUSAND & NO/100
($25,000.00) DOLLARS per month plus pro rata real estate ad valorem taxes and insurance per month.

b) The Lessee shall have the option to renew this Lease for a period of five (5) additional years at a monthly rental of THIRTY THOUSAND & N0/100 ($30,000.00) DOLLARS per month plus pro rata taxes and insurance, assuming that the first lease period was paid and was current. Lessee shall notify Lessor of his election to execute the option for an additional five (5) years by giving Lessor ninety (90) days written notice of his intention to lease for the five year period.

c) Lessee shall have a second five (5) year option period which rental shall be at THIRTY FIVE THOUSAND & NO/1OO ($35,000.00) DOLLARS per month plus pro rata taxes and insurance. Lessee shall notify Lessor of his election to execute the option for an additional five (5) years by giving Lessor ninety (90) days written notice of his intention to lease for the five year period.

d) Upon the execution of this instrument, the Lessee shall pay to the Lessor the first months rent of TWENTY FIVE THOUSAND & N0/100 ($25,000.00) DOLLARS plus pro rata taxes. Rental payment shall be due by the first (1st) day of each month of the lease term. A five (5%) late payment charge will be added for rental payments received after the tenth (10th) day of each month in the Lessor's offices at 4350 Peachtree Industrial Boulevard, Norcross, Georgia 30091 or at such address as Lessor shall provide in writing to Lessee.

4.  CONDITION OF THE PREMISES.

Neither the lessor nor any agent or employee of Lessor have made any representations or promises with respect to the demised premises or the building leased except as herein expressly set forth, and no rights, privileges, easement or license are acquired by Lessee except as herein expressly set forth. The Lessee, by taking possession of the demised premises accepts the same "AS IS, WHERE IS", and such taking of possession shall be conclusive evidence that the demised premises and the building leased are in good and satisfactory condition at the time of such taking of possession.

Lessee accepts the leased premises and equipment in their present condition and as suited for the uses intended by Lessee. Lessee shall, throughout the initial term of this Lease and all renewals thereof, at its expense, maintain in good order and repair the leased premises, including the building, roof and other equipment and improvements located therein, except those repairs expressly required to be made by Lessor.

5.  ALTERATIONS/FIXTURES.

Lessee will not make or permit anyone to make any alterations, decorations, additions, or improvements, structural or otherwise, in or to the demise premises or the building, without the prior written consent of the Lessor.
As a condition precedent to such written consent of the
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Lessor, Lessee agrees to obtain and deliver to Lessor, written and unconditional waivers of mechanic's liens upon the real property of which the demised premises are a part, for all work, labor and services to be performed, and materials to be furnished by them, in connection with such work, signed by all contractors, subcontractors, materialmen and laborers to become involved in such work.

If, notwithstanding the foregoing, any mechanic's lien is filed against the demised premises, or the real property of which the demised premises are a part, for work claimed to have been done for, or materials to have been furnished an unauthorized assignment, sublease or license to occupy by the Lessee shall be void and shall terminate the Lease at the option of the Lessor. The interest of the Lessee in this Lease is not assignable by operation of law without the written consent of the Lessor.

6.  ENTRY ON THE PREMISES BY LESSOR.

Lessor reserves the right to enter on the premises at reasonable times to inspect the premises, to perform required maintenance and repairs or make additions, alterations or modifications to any part of the building in which the premises are located, and Lessee shall permit Lessor to do so. Lessor may erect scaffolding, fences and similar structures, post relevant notices, place movable equipment in connection with making alterations, additions or repairs, all without incurring any liability to Lessee for disturbance of quiet enjoyment of the premises, or loss of occupation thereof.

7.  SIGNS INSTALLED BY LESSEE.

Lessee shall not construct or place signs or other structures on or project from the exterior of the premises without the prior written consent of the Lessor. Lessee shall remove signs, displays, advertisements or decorations it has placed on the premises, if they, in the option of the Lessor, are offensive or otherwise objectionable. If Lessee fails to remove such signs, displays, advertisements or decorations within ten (10) days after receiving written notice from Lessor to remove them, Lessor reserves the right to enter the premises and remove them at the expense of the Lessee.


8. UTILITIES. Lessee shall arrange for and bear the cost of all water provided to the premises during the lease term. Lessee will also arrange for and bear the cost of electricity necessary for the lighting of the sign for the leased premises. Lessee shall arrange for and bear the cost of all other utility services furnished to the premises during the lease term, including, but not limited to gas and electricity.

9.  INSOLVENCY OR BANKRUPTCY OF LESSEE.

The appointment of a receiver to take possession of the assets of Lessee, a general assignment for the benefit of creditors of the Lessee, any action taken or allowed to be taken by Lessee under any bankruptcy act, or the failure of Lessee to comply with each and every term and condition of this Lease will constitute a breach of this Lease.
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In the event that Lessee makes an assignment for the benefit of creditors, or a receiver of Lessee's assets is appointed, or Lessee files a petition in any bankruptcy or insolvency proceedings is filed against Lessee, or Lessee is adjudged bankrupt, it is agreed between the parties hereto that the happening of any such event shall constitute a conclusive and sufficient grounds for Lessor's expectation of Lessee defaulting in the obligation to pay rent hereinabove described. In such event, Lessor shall have the right, upon written notice to the Lessee, to terminate this commercial lease agreement and to recover immediate possession of the demised premises and further to recover such damages from Lessee as may be authorized elsewhere by the terms of this Lease.

10.  DEFAULT.

If Lessee defaults in the payment of rent or any part thereof within ten (10) days after due written notice of the amount of rent owing or if Lessee defaults in the performance of any other material term or condition of this Lease other than rent and fails to correct such default or commence corrective action within thirty (30) days after receipt of written notice from Lessor describing the default, Lessee will be considered to have breached this Lease.

In this event, Lessor shall have the right to:

Re-enter the premises without demand or further notice, remove any property of Lessee found on the premises, perform such maintenance and repairs as may be required and relet the premises. Re-entry shall not release Lessee from the obligation to make the minimum monthly payments reserved as rental, at the times and in the manner set forth herein. The proceeds derived from any re-letting shall be applied first to the payment of any expenses incurred in re-letting, then to the payment of rent as it becomes due and final towards the fulfillment of other terms and conditions of the Lease, with the balance, if any, to be paid over to the Lessee. Lessee shall pay to Lessor any loss or difference of rent for the remainder of the term, relet the same under the terms provided herein; or

At the option of the Lessor, Lessor may terminate the Lease; such termination to be effective sixty (60) days following receipt by Lessee of written notice of intention to terminate.

11.  SURRENDER AND HOLDING OVER.

Lessee shall surrender the premises to Lessor on expiration of this Lease or termination of the Lease as provided for herein. At the time of surrender, the premises shall be in the same condition as when received, normal wear and tear are excepted. Lessee shall not make any claim in the demised premises against the interest of Lessor, and if Lessee holds the premises after termination of the Lease, a tenancy from month to month shall be created thereby at a rental rate which is equivalent to the rental rate to be paid during the last lease term of this Lease, and the acceptance of the rental by Lessor will not extend the term of this Lease in any manner.

12.  PARTIAL DESTRUCTION OF PREMISES
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Partial destruction of the leased premises shall not render this Lease void or voidable, nor terminate it except as herein provided. If the premises is partially destroyed during the term of this Lease, Lessee shall repair them when such repairs can be made in conformity with governmental laws and regulations, within a reasonable time of the partial destruction. If the repairs by the Lessee cannot be made in ninety (90) days, either party shall have the option to terminate the Lease, and the proceeds of the insurance, if any, shall be paid to the Lessor.

Disputes between Lessor and Lessee relating to provisions of this section shall be arbitrated. The parties shall each select an arbitrator, and the two arbitrators selected shall together select a third arbitrator. The three arbitrators shall determine the dispute, and their decisions shall be binding on the parties. The parties shall divide the costs of arbitration equally between them.

13.  ATTORNEY'S FEES.

If Lessor files an action to enforce any agreement contained in this Lease, or for breach of any covenant or condition, Lessee shall pay Lessor reasonable attorney's fees for the services of Lessor's attorneys in the action.

14.  INSURANCE.

Lessee shall produce and maintain in force, at his expense during the term of this Lease and any extension thereof, public liability insurance of not less than $4,000,000.00 and fire and hazard property insurance not less than $4,000,000.00 plus $1,000,000.00 for equipment in a special form replacement value insurance policy having a deductible not greater than $5,000.00. Such coverage shall be adequate to protect against liability for damage claims through public use of or arising out of accidents occurring in or around the leased premises. The insurance policy shall provide coverage for contingent liability of Lessor on any such claims or losses, and the Lessor shall be named as an additional insured under the policy. Lessee shall provide proof of such insurance to the Lessor upon request.

15.  CONDEMNATION.

This commercial lease agreement shall be constructed in all respects, as to both form and substance by and according to the laws of the State of Georgia. Notwithstanding the use of the term lease herein, the parties hereto intend that this agreement shall establish the relationship of Lessor and Lessee only, and no estate in land shall pass on to the other. Lessee shall have only a usufruct not subject to levy and sale and not assignable or otherwise alienable except as provided herein. Accordingly, if a whole or part exceeding twenty (20%) percent of the demised premises shall be taken or condemned by a governmental authority for any public or quasi-public use or purpose, then the term of this Lease shall cease, and terminate as of the date when title vests in such governmental authority, and Lessee shall have no claim against Lessor or otherwise for any portion of the amount that may be awarded as damages as a result of such taking or condemnation for the value of any unexpired term of the Lease.
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16.  SUBLETTING.

Lessee shall not sub-let property without prior written approval from Lessor and such approval shall not be unreasonably withheld.

17.  RENTAL TO BE NET TO LESSOR.

All rent payable by Lessee to Lessor hereunder shall be net to Lessor, so that this Lease shall yield to Lessor the rental specified during the lease term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises shall be paid by Lessee except as may otherwise be provided herein.

18.  NONLIABILITY OF LESSOR FOR DAMAGES.

Lessor shall not be liable for liability of damage claims for injury to persons or property from any cause relating to the occupancy of the premises by Lessee, including those arising out of damages or losses occurring on areas immediately adjacent to the leased premises during the term of this Lease or any extension thereof. Lessee shall indemnify and hold harmless Lessor from any and all liability, loss or other damage claims or obligations resulting from any injuries or losses of this nature, including any expenses, attorney's fees and court costs.

19.  INDEMNITY.

Lessee will indemnify and hold Lessor harmless from and against any loss, damage or liability resulting from any default or any willful or negligent act on the part of Lessee, its agents, employees or invitees, or persons permitted on the demised premises by Lessee.

20.  LEASE.

This Lease shall survive any sale of the property and shall continue and be enforceable by the Lessor or Lessee.

21.  HAZARD WASTE MATERIAL.

Lessee, at his expense, shall depose of through legal methods any waste and/or hazard waste material originated by the Lessee during the term of this Lease.
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IN WITNESS WHEREOF, the parties hereto have affixed their seals on the date and year first above written.

                                       LESSOR: KINGS BROTHERS, LLC,
                                       ------
SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:                    /s/ Sue-ling Wang
                                       --------------------------------
/s/ Carleen M. Mascarelli              BY: Dr. Sue-ling Wang, President
-----------------------------
NOTARY PUBLIC


                                       LESSEE: COLOR IMAGE, INC.
                                       ------
SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:                    /s/ Sue-ling Wang
                                       --------------------------------
/s/ Carleen M. Mascarelli              BY: Dr. Sue-ling Wang, President
-----------------------------
NOTARY PUBLIC
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                                 ATTACHMENT A


                            [FLOORPLAN OF PREMISES]


                          [LOGO OF COLOR IMAGE, INC.]